EX.99.g.1.b

November 15, 2017

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention:  Geoff Emery, Vice President

Re:  Aberdeen Funds Changes to Appendix A

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company. This letter is to provide notice that the Board of Trustees approved changing the name of the Aberdeen Equity Long-Short Fund to “Aberdeen Focused U.S. Equity Fund” effective on November 15, 2017.   Additionally, on November 21, 2016, the Aberdeen Global Natural Resources Fund reorganized into the Aberdeen Global Equity Fund, each a series of Aberdeen Funds.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to Aberdeen Funds and retaining one for your records.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON APPENDIX A HERETO

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended November 15, 2017

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Focused U.S. Equity Fund

(formerly Aberdeen Equity Long-Short Fund)

Aberdeen U.S. Small Cap Equity Fund

(formerly Aberdeen Small Cap Fund)

Aberdeen China Opportunities Fund

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Income Fund

Aberdeen Asia Bond Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen International Equity Fund

Aberdeen Unconstrained Global Fixed Income Fund

(formerly, Aberdeen Global Fixed Income Fund)

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Tax-Free Income Fund

Aberdeen U.S. Multi-Cap Equity Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Japanese Equities Fund

Aberdeen U.S. Mid Cap Equity Fund

The India Fund, Inc.

The Asia Tigers Fund, Inc.

Aberdeen Chile Fund, Inc.

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.

Aberdeen Indonesia Fund, Inc.

Aberdeen Israel Fund, Inc.

Aberdeen Latin American Fund, Inc.

Aberdeen Greater China Fund, Inc.